Exhibit 99

Piper Jaffray Companies Announces
2014 Second Quarter Results

MINNEAPOLIS – July 24, 2014 – Piper Jaffray Companies (NYSE: PJC) today announced its financial results for the quarter ended June 30, 2014.
Financial Highlights

•
Adjusted net income from continuing operations(1) was $20.5 million, or $1.25 per diluted common share(1), in the second quarter of 2014, compared to $5.6 million, or $0.32 per diluted common share, in the second quarter of 2013, and $20.0 million, or $1.24 per diluted common share, in the first quarter of 2014.

•
Adjusted net revenues from continuing operations(1) were $166.7 million in the second quarter of 2014, compared to $102.0 million and $161.5 million in the second quarter of 2013 and the first quarter of 2014, respectively.

•
Equity financing revenues of $44.1 million in the second quarter of 2014 and $79.4 million in the first half of 2014 were both records. Also, the firm generated record advisory services revenues of $79.4 million in the first half of 2014.

•	Adjusted pre-tax operating margin(1) was 19.2% in the second quarter of 2014, compared to 7.8% and 19.3% in the second quarter of 2013 and the first quarter of 2014, respectively.

•	Assets under management increased to $12.6 billion at June 30, 2014, compared to $10.2 billion in the year-ago period and $11.5 billion at the end of the first quarter of 2014.

•
Rolling 12 month return on average common shareholders' equity increased to 9.2% at June 30, 2014, compared to 6.0% at June 30, 2013. Our rolling 12 month return on average tangible common shareholders' equity(2) improved to 13.9% at June 30, 2014.

•	Book value per share increased 9.8% from June 30, 2013 to $52.54 a share at June 30, 2014.

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '14	2Q '14	June 30,	June 30,	Percent
(Amounts in thousands, except per share data)	2014	2014	2013	vs. 1Q '14	vs. 2Q '13	2014	2013	Inc/(Dec)
As Adjusted(1)
Net revenues	$166,698	$161,497	$102,012	3.2%	63.4%	$328,195	$208,735	57.2%
Net income from continuing operations	$20,494	$20,035	$5,570	2.3%	267.9%	$40,529	$17,448	132.3%
Earnings per diluted common share from continuing operations	$1.25	$1.24	$0.32	0.8%	290.6%	$2.49	$1.00	149.0%

U.S. GAAP
Net revenues	$170,031	$168,133	$99,772	1.1%	70.4%	$338,164	$209,305	61.6%
Net income from continuing operations	$18,213	$17,748	$4,359	2.6%	317.8%	$35,961	$15,026	139.3%
Earnings per diluted common share from continuing operations	$1.11	$1.10	$0.25	0.9%	344.0%	$2.21	$0.86	157.0%
Earnings per diluted common share	$1.11	$1.10	$0.15	0.9%	640.0%	$2.21	$0.73	202.7%
Pre-tax operating margin from continuing operations	17.9%	19.5%	3.3%			18.7%	10.3%

(1)
A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

(2)
A non-GAAP measure. See the "Additional Shareholder Information" section for a detailed explanation of the adjustment made to the corresponding U.S. GAAP measure. We believe that the rolling 12 month return on average tangible common shareholders' equity is a meaningful measure of our return on tangible assets deployed in the business.

For the second quarter of 2014, on a U.S. GAAP basis, net revenues from continuing operations were $170.0 million, and net income from continuing operations was $18.2 million, or $1.11 per diluted common share. “We are pleased to report very strong results for the second quarter,” said Andrew S. Duff, Chief Executive Officer and Chairman, “Our Asset Management and Investment Banking businesses led the way with strong relative performance in favorable market conditions.”

Second Quarter Results from Continuing Operations – Non-GAAP Basis
Throughout the Adjusted Consolidated Results and Business Segment Results sections of this press release the firm presents financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, and (3) compensation for acquisition-related agreements. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Adjusted Consolidated Results
For the second quarter of 2014, adjusted net revenues were $166.7 million, up 63% compared to $102.0 million in the second quarter of 2013 due to higher equity financing and advisory services revenues. Adjusted net revenues increased 3% percent compared to the first quarter of 2014.

For the second quarter of 2014, adjusted compensation and benefits expenses were $101.7 million, up 57% compared to the second quarter of 2013 due to improved financial results. Adjusted compensation and benefits expenses increased 3% compared to the first quarter of 2014.

For the second quarter of 2014, adjusted compensation and benefits expenses were 61.0% of adjusted net revenues, compared to 63.4% and 61.4% for the second quarter of 2013 and the first quarter of 2014, respectively. The adjusted compensation ratio decreased compared to both periods due to an increased revenue base.

Adjusted non-compensation expenses were $33.0 million for the second quarter of 2014, up 13% and 6% compared to the year-ago period and the first quarter of 2014, respectively. Adjusted non-compensation expenses were higher compared to the second quarter of 2013 due to the incremental costs associated with the two acquisitions we closed in the third quarter of the prior year, and increased compared to both periods due to higher litigation-related expenses.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments. The operating results of our Hong Kong capital markets business, which we shut down in 2012, and FAMCO, an asset management subsidiary sold in the second quarter of 2013, are presented as discontinued operations for all periods presented.

Capital Markets
For the quarter, Capital Markets generated adjusted pre-tax operating income of $23.1 million, compared to $0.6 million and $24.1 million in the second quarter of 2013 and first quarter of 2014, respectively.

Adjusted net revenues were $144.7 million, up 72% and 2% compared to the year-ago period and the first quarter of 2014, respectively.

•
Equity financing revenues of $44.1 million increased 102% and 25% compared to the second quarter of 2013 and the first quarter of 2014, respectively. Revenues were favorable compared to both periods due to more completed transactions and higher revenue per transaction.

•
Debt financing revenues were $20.2 million, down 9% compared to the year-ago period due to fewer completed transactions, and up 49% compared to the first quarter of 2014 due to more completed transactions.

•
Advisory services revenues were $39.7 million, up 323% compared to the second quarter of 2013 and essentially flat compared to the first quarter of 2014. Revenues increased compared to the year-ago period due to more completed transactions and higher revenue per transaction.

•
Equity institutional brokerage revenues of $18.4 million decreased 14% compared to the second quarter of 2013 due to lower client trading volumes. Revenues decreased 24% compared to the first quarter of 2014 due to lower client trading volumes, and the absence of block trades during the quarter.

•
Fixed income institutional brokerage revenues were $21.1 million, up 155% compared to the second quarter of 2013 due to trading losses on inventory positions in the year-ago period. In the second quarter of 2013, the fixed income market experienced a rapid increase in interest rates, a widening of credit spreads, and a volatile trading environment. These market dynamics in the year-ago period negatively impacted our inventory values which were not fully mitigated by our hedging strategies. Revenues were down 17% compared to the first quarter of 2014 due to lower trading gains and lower client trading volume.

•
Management and performance fees earned from managing our alternative asset management funds were $1.4 million, compared to $0.6 million and $1.7 million in the year-ago period and the sequential quarter, respectively. The increase compared to the second quarter of 2013 was due to higher performance fees.

•
Adjusted investment income, which includes gains and losses on our investments in the merchant banking fund and the municipal bond fund that we manage for third-party investors, and other firm investments, was $1.7 million, compared to $2.4 million in the year-ago period and $3.7 million in the first quarter of 2014. The decrease compared to the second quarter of 2013 was due to lower gains on our merchant banking investments, partially offset by higher gains on our investment in the municipal bond fund that we manage for third-party investors. Adjusted investment income decreased compared to the sequential quarter due primarily to lower gains on our merchant banking investments.

•
Long-term financing expenses, which primarily represents interest paid on the firm's variable rate senior notes, were $1.7 million, down 9% compared to the second quarter of 2013 and essentially flat with the first quarter of 2014.

•
Adjusted operating expenses for the second quarter of 2014 were $121.7 million, up 46% compared to the second quarter of 2013. The increase primarily resulted from higher compensation expenses due to improved operating results and business expansion. Compared to the first quarter of 2014, adjusted operating expenses increased 3%.

•
Adjusted segment pre-tax operating margin was 15.9% compared to 0.7% in the year-ago period and 17.0% in the first quarter of 2014. Adjusted pre-tax operating margin improved compared to the second quarter of 2013 due to higher net revenues and decreased compared to the sequential quarter due to higher non-compensation costs.

Asset Management
For the quarter ended June 30, 2014, Asset Management generated adjusted pre-tax operating income of $8.9 million, up 20% and 26% compared to the second quarter of 2013 and the first quarter of 2014, respectively.

Net revenues were $22.0 million, up 22% and 12% compared to the second quarter of 2013 and the first quarter of 2014, respectively. The increase compared to both periods was due to higher management fees from increased assets under management (AUM) driven by market appreciation, and higher investment income.

•
Adjusted operating expenses for the current quarter were $13.0 million, up 24% compared to the year-ago period due to higher compensation and non-compensation expenses. Compared to the first quarter of 2014, adjusted operating expenses increased by 3%.

•
Adjusted segment pre-tax operating margin was 40.7%, compared to 41.4% in the year-ago period and 36.0% in the first quarter of 2014. Adjusted segment pre-tax operating margin declined relative to the second quarter of 2013 due to higher non-compensation expenses, and improved from the sequential quarter due to a lower compensation ratio driven by higher net revenues.

•
AUM was $12.6 billion at the end of the second quarter of 2014, compared to $10.2 billion in the year-ago period and $11.5 billion at the end of the first quarter of 2014. Increases in AUM have been driven primarily by market appreciation.

Additional Shareholder Information*

	For the Quarter Ended
	June 30, 2014	Mar. 31, 2014	June 30, 2013
Full time employees	999	1,015	918
Equity financings
# of transactions	33	30	22
Capital raised	$9.2 billion	$5.3 billion	$5.0 billion
Negotiated tax-exempt issuances
# of transactions	112	57	143
Par value	$2.4 billion	$1.6 billion	$2.9 billion
Mergers & acquisitions
# of transactions	15	16	4
Aggregate deal value	$3.5 billion	$2.5 billion	$0.2 billion
Asset Management
AUM	$12.6 billion	$11.5 billion	$10.2 billion
Common shareholders’ equity	$787.8 million	$767.5 million	$729.9 million
Number of common shares outstanding (in thousands)	14,995	14,916	15,261
Rolling 12 month return on average common shareholders’ equity **	9.2%	7.2%	6.0%
Rolling 12 month return on average tangible common shareholders’ equity †	13.9%	10.9%	9.0%
Book value per share	$52.54	$51.45	$47.83
Tangible book value per share ‡	$36.06	$34.81	$32.44

*	Number of employees, transaction data, and AUM reflect continuing operations; other numbers reflect continuing and discontinued results.

**
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†    Rolling 12 month return on average tangible common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity less average goodwill and identifiable intangible assets. Management believes that the rolling 12 month return on average tangible common shareholders' equity is a meaningful measure of our return on tangible assets deployed in the business. Average common shareholders’ equity is the most directly comparable GAAP financial measure to average tangible shareholders’ equity. The following is a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	June 30, 2014	Mar. 31, 2014	June 30, 2013
Average common shareholders’ equity	$740,280	$732,386	$730,477
Deduct: average goodwill and identifiable intangible assets	249,096	246,867	242,794

Average tangible common shareholders’ equity	$491,184	$485,519	$487,683

‡    Tangible book value per share is computed by dividing tangible common shareholders’ equity by common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders’ equity is the most directly comparable GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	June 30, 2014	Mar. 31, 2014	June 30, 2013
Common shareholders’ equity	$787,848	$767,454	$729,880
Deduct: goodwill and identifiable intangible assets	247,172	248,246	234,780

Tangible common shareholders’ equity	$540,676	$519,208	$495,100

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results Thur., July 24 at 9 a.m. ET (8 a.m. CT). The earnings release will be available on or after July 24 at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888)810-0209 or (706)902-1361 (international) and referencing reservation #63714190. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12 p.m. ET July 24 at the same Web address or by calling (855)859-2056 and referencing reservation #63714190.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Tel: 612 303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about general economic and market conditions (including the outlook for equity markets and the interest rate environment), the market positioning of and prospects for our public finance business, the environment and prospects for capital markets and corporate advisory transactions (including our performance in specific sectors), anticipated financial results generally (including expectations regarding our non-compensation expenses, compensation and benefits expense, compensation ratio, revenue levels, operating margins, earnings per share, effective tax rate, and return on equity), current deal pipelines (or backlogs), our strategic priorities (including growth in public finance, asset management, and corporate advisory), or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•	interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business;

•
strategic trading activities comprise a meaningful portion of our fixed income institutional brokerage revenue, and results from these activities may be volatile and vary significantly, including the possibility of incurring losses, on a quarterly and annual basis;

•
the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.

A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2013, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2014 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '14	2Q '14	June 30,	June 30,	Percent
(Amounts in thousands, except per share data)	2014	2014	2013	vs. 1Q '14	vs. 2Q '13	2014	2013	Inc/(Dec)
Revenues:
Investment banking	$103,813	$88,474	$53,255	17.3%	94.9%	$192,287	$94,076	104.4%
Institutional brokerage	34,528	44,034	24,611	(21.6)	40.3	78,562	64,758	21.3
Asset management	22,266	20,959	18,427	6.2	20.8	43,225	36,883	17.2
Interest	12,448	13,659	12,286	(8.9)	1.3	26,107	23,109	13.0
Investment income/(loss)	2,921	6,768	(2,059)	(56.8)	N/M	9,689	3,006	222.3
Total revenues	175,976	173,894	106,520	1.2	65.2	349,870	221,832	57.7

Interest expense	5,945	5,761	6,748	3.2	(11.9)	11,706	12,527	(6.6)

Net revenues	170,031	168,133	99,772	1.1	70.4	338,164	209,305	61.6

Non-interest expenses:
Compensation and benefits	103,076	100,489	65,000	2.6	58.6	203,565	131,105	55.3
Occupancy and equipment	7,061	6,778	6,543	4.2	7.9	13,839	12,360	12.0
Communications	5,432	5,955	5,030	(8.8)	8.0	11,387	10,262	11.0
Floor brokerage and clearance	1,788	1,834	2,247	(2.5)	(20.4)	3,622	4,397	(17.6)
Marketing and business development	6,709	6,251	5,957	7.3	12.6	12,960	10,937	18.5
Outside services	9,914	8,768	8,449	13.1	17.3	18,682	15,663	19.3
Intangible asset amortization expense	2,318	2,318	1,661	—	39.6	4,636	3,322	39.6
Other operating expenses	3,316	3,027	1,552	9.5	113.7	6,343	(242)	N/M
Total non-interest expenses	139,614	135,420	96,439	3.1	44.8	275,034	187,804	46.4

Income from continuing operations before income tax expense	30,417	32,713	3,333	(7.0)	812.6	63,130	21,501	193.6

Income tax expense	10,049	9,827	1,644	2.3	511.3	19,876	7,244	174.4

Income from continuing operations	20,368	22,886	1,689	(11.0)	N/M	43,254	14,257	203.4

Discontinued operations:
Loss from discontinued operations, net of tax	—	—	(1,871)	N/M	N/M	—	(2,392)	N/M

Net income/(loss)	20,368	22,886	(182)	(11.0)	N/M	43,254	11,865	264.6

Net income/(loss) applicable to noncontrolling interests	2,155	5,138	(2,670)	(58.1)	N/M	7,293	(769)	N/M

Net income applicable to Piper Jaffray Companies (a)	$18,213	$17,748	$2,488	2.6%	632.0%	$35,961	$12,634	184.6%

Net income applicable to Piper Jaffray Companies’ common shareholders (a)	$16,717	$16,089	$2,266	3.9%	637.7%	$32,806	$11,333	189.5%

Continued on next page

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '14	2Q '14	June 30,	June 30,	Percent
(Amounts in thousands, except per share data)	2014	2014	2013	vs. 1Q '14	vs. 2Q '13	2014	2013	Inc/(Dec)
Amounts applicable to Piper Jaffray Companies
Net income from continuing operations	$18,213	$17,748	$4,359	2.6%	317.8%	$35,961	$15,026	139.3%
Net loss from discontinued operations	—	—	(1,871)	N/M	N/M	—	(2,392)	N/M
Net income applicable to Piper Jaffray Companies	$18,213	$17,748	$2,488	2.6%	632.0%	$35,961	$12,634	184.6%

Earnings/(loss) per basic common share
Income from continuing operations	$1.12	$1.10	$0.25	1.8%	348.0%	$2.22	$0.86	158.1%
Loss from discontinued operations	—	—	(0.11)	N/M	N/M	—	(0.14)	N/M
Earnings per basic common share	$1.12	$1.10	$0.15	1.8%	646.7%	$2.22	$0.73	204.1%

Earnings/(loss) per diluted common share
Income from continuing operations	$1.11	$1.10	$0.25	0.9%	344.0%	$2.21	$0.86	157.0%
Loss from discontinued operations	—	—	(0.11)	N/M	N/M	—	(0.14)	N/M
Earnings per diluted common share	$1.11	$1.10	$0.15	0.9%	640.0%	$2.21	$0.73	202.7%

Weighted average number of common shares outstanding
Basic	14,958	14,612	15,621	2.4%	(4.2)%	14,786	15,602	(5.2)%
Diluted	15,013	14,657	15,626	2.4%	(3.9)%	14,836	15,619	(5.0)%

(a)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

N/M — Not meaningful

Piper Jaffray Companies
Preliminary Segment Data from Continuing Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '14	2Q '14	June 30,	June 30,	Percent
(Dollars in thousands)	2014	2014	2013	vs. 1Q '14	vs. 2Q '13	2014	2013	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$44,058	$35,301	$21,772	24.8%	102.4%	$79,359	$36,075	120.0%
Debt	20,174	13,539	22,131	49.0	(8.8)	33,713	39,163	(13.9)
Advisory services	39,695	39,728	9,394	(0.1)	322.6	79,423	18,950	319.1
Total investment banking	103,927	88,568	53,297	17.3	95.0	192,495	94,188	104.4

Institutional sales and trading
Equities	18,366	24,260	21,384	(24.3)	(14.1)	42,626	42,119	1.2
Fixed income	21,085	25,238	8,261	(16.5)	155.2	46,323	32,649	41.9
Total institutional sales and trading	39,451	49,498	29,645	(20.3)	33.1	88,949	74,768	19.0

Management and performance fees	1,388	1,737	564	(20.1)	146.1	3,125	1,583	97.4

Investment income	4,998	10,378	184	(51.8)	N/M	15,376	6,321	143.3

Long-term financing expenses	(1,705)	(1,740)	(1,872)	(2.0)	(8.9)	(3,445)	(3,821)	(9.8)

Net revenues	148,059	148,441	81,818	(0.3)	81.0	296,500	173,039	71.3

Operating expenses	124,691	120,930	83,937	3.1	48.6	245,621	162,395	51.2

Segment pre-tax operating income/(loss)	$23,368	$27,511	$(2,119)	(15.1)%	N/M	$50,879	$10,644	378.0%

Segment pre-tax operating margin	15.8%	18.5%	(2.6)%			17.2%	6.2%

Asset Management
Management and performance fees
Management fees	$20,600	$19,136	$17,558	7.7%	17.3%	$39,736	$34,644	14.7%
Performance fees	278	86	305	223.3	(8.9)	364	656	(44.5)
Total management and performance fees	20,878	19,222	17,863	8.6	16.9	40,100	35,300	13.6

Investment income	1,094	470	91	132.8	N/M	1,564	966	61.9

Net revenues	21,972	19,692	17,954	11.6	22.4	41,664	36,266	14.9

Operating expenses	14,923	14,490	12,502	3.0	19.4	29,413	25,409	15.8

Segment pre-tax operating income	$7,049	$5,202	$5,452	35.5%	29.3%	$12,251	$10,857	12.8%

Segment pre-tax operating margin	32.1%	26.4%	30.4%			29.4%	29.9%

Total
Net revenues	$170,031	$168,133	$99,772	1.1%	70.4%	$338,164	$209,305	61.6%

Operating expenses	139,614	135,420	96,439	3.1	44.8	275,034	187,804	46.4

Pre-tax operating income	$30,417	$32,713	$3,333	(7.0)%	812.6%	$63,130	$21,501	193.6%

Pre-tax operating margin	17.9%	19.5%	3.3%			18.7%	10.3%
Segment pre-tax operating income and segment pre-tax operation margin exclude the results of discontinued operations.

Piper Jaffray Companies
Preliminary Selected Summary Financial Information from Continuing Operations (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '14	2Q '14	June 30,	June 30,	Percent
(Amounts in thousands, except per share data)	2014	2014	2013	vs. 1Q '14	vs. 2Q '13	2014	2013	Inc/(Dec)
Revenues:
Investment banking	$103,813	$88,474	$53,255	17.3%	94.9%	$192,287	$94,076	104.4%
Institutional brokerage	34,528	44,034	24,611	(21.6)	40.3	78,562	64,758	21.3
Asset management	22,266	20,959	18,427	6.2	20.8	43,225	36,883	17.2
Interest	9,451	10,356	10,019	(8.7)	(5.7)	19,807	19,287	2.7
Investment income	1,666	2,581	1,500	(35.5)	11.1	4,247	4,712	(9.9)
Total revenues	171,724	166,404	107,812	3.2	59.3	338,128	219,716	53.9

Interest expense	5,026	4,907	5,800	2.4	(13.3)	9,933	10,981	(9.5)

Adjusted net revenues (2)	$166,698	$161,497	$102,012	3.2%	63.4%	$328,195	$208,735	57.2%

Non-interest expenses:
Adjusted compensation and benefits (3)	$101,660	$99,200	$64,679	2.5%	57.2%	$200,860	$130,463	54.0%
Ratio of adjusted compensation and benefits to adjusted net revenues	61.0%	61.4%	63.4%			61.2%	62.5%

Adjusted non-compensation expenses (4)	$33,042	$31,115	$29,348	6.2%	12.6%	$64,157	$52,038	23.3%
Ratio of adjusted non-compensation expenses to adjusted net revenues	19.8%	19.3%	28.8%			19.5%	24.9%

Adjusted income:
Adjusted income from continuing operations before adjusted income tax expense (5)	$31,996	$31,182	$7,985	2.6%	300.7%	$63,178	$26,234	140.8%
Adjusted operating margin (6)	19.2%	19.3%	7.8%			19.3%	12.6%

Adjusted income tax expense (7)	11,502	11,147	2,415	3.2	376.3	22,649	8,786	157.8

Adjusted net income from continuing operations (8)	$20,494	$20,035	$5,570	2.3%	267.9%	$40,529	$17,448	132.3%
Effective tax rate (9)	35.9%	35.7%	30.2%			35.8%	33.5%

Adjusted net income from continuing operations applicable to Piper Jaffray Companies’ common shareholders (10)	$18,811	$18,162	$5,073	3.6%	270.8%	$36,973	$15,652	136.2%

Adjusted earnings per diluted common share from continuing operations	$1.25	$1.24	$0.32	0.8%	290.6%	$2.49	$1.00	149.0%

Weighted average number of common shares outstanding
Diluted	15,013	14,657	15,626	2.4%	(3.9)%	14,836	15,619	(5.0)%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data from Continuing Operations (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '14	2Q '14	June 30,	June 30,	Percent
(Dollars in thousands)	2014	2014	2013	vs. 1Q '14	vs. 2Q '13	2014	2013	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$44,058	$35,301	$21,772	24.8%	102.4%	$79,359	$36,075	120.0%
Debt	20,174	13,539	22,131	49.0	(8.8)	33,713	39,163	(13.9)
Advisory services	39,695	39,728	9,394	(0.1)	322.6	79,423	18,950	319.1
Total investment banking	103,927	88,568	53,297	17.3	95.0	192,495	94,188	104.4

Institutional sales and trading
Equities	18,366	24,260	21,384	(24.3)	(14.1)	42,626	42,119	1.2
Fixed income	21,085	25,238	8,261	(16.5)	155.2	46,323	32,649	41.9
Total institutional sales and trading	39,451	49,498	29,645	(20.3)	33.1	88,949	74,768	19.0

Management and performance fees	1,388	1,737	564	(20.1)	146.1	3,125	1,583	97.4

Investment income	1,665	3,742	2,424	(55.5)	(31.3)	5,407	5,751	(6.0)

Long-term financing expenses	(1,705)	(1,740)	(1,872)	(2.0)	(8.9)	(3,445)	(3,821)	(9.8)

Adjusted net revenues (2)	144,726	141,805	84,058	2.1	72.2	286,531	172,469	66.1

Adjusted operating expenses (12)	121,675	117,721	83,507	3.4	45.7	239,396	161,056	48.6

Adjusted segment pre-tax operating income (5)	$23,051	$24,084	$551	(4.3)%	N/M	$47,135	$11,413	313.0%

Adjusted segment pre-tax operating margin (6)	15.9%	17.0%	0.7%			16.5%	6.6%

Asset Management
Management and performance fees
Management fees	$20,600	$19,136	$17,558	7.7%	17.3%	$39,736	$34,644	14.7%
Performance fees	278	86	305	223.3	(8.9)	364	656	(44.5)
Total management and performance fees	20,878	19,222	17,863	8.6	16.9	40,100	35,300	13.6

Investment income	1,094	470	91	132.8	N/M	1,564	966	61.9

Net revenues	21,972	19,692	17,954	11.6	22.4	41,664	36,266	14.9

Adjusted operating expenses (13)	13,027	12,594	10,520	3.4	23.8	25,621	21,445	19.5

Adjusted segment pre-tax operating income (13)	$8,945	$7,098	$7,434	26.0%	20.3%	$16,043	$14,821	8.2%

Adjusted segment pre-tax operating margin (6)	40.7%	36.0%	41.4%			38.5%	40.9%

Total
Adjusted net revenues (2)	$166,698	$161,497	$102,012	3.2%	63.4%	$328,195	$208,735	57.2%

Adjusted operating expenses (12)	134,702	130,315	94,027	3.4	43.3	265,017	182,501	45.2

Adjusted pre-tax operating income (5)	$31,996	$31,182	$7,985	2.6%	300.7%	$63,178	$26,234	140.8%

Adjusted pre-tax operating margin (6)	19.2%	19.3%	7.8%			19.3%	12.6%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2014	2014	2013	2014	2013
Net revenues:
Net revenues – U.S. GAAP basis	$170,031	$168,133	$99,772	$338,164	$209,305
Adjustments:
Revenue related to noncontrolling interests (11)	(3,333)	(6,636)	2,240	(9,969)	(570)
Adjusted net revenues	$166,698	$161,497	$102,012	$328,195	$208,735

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$103,076	$100,489	$65,000	$203,565	$131,105
Adjustments:
Compensation from acquisition-related agreements	(1,416)	(1,289)	(321)	(2,705)	(642)
Adjusted compensation and benefits	$101,660	$99,200	$64,679	$200,860	$130,463

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$36,538	$34,931	$31,439	$71,469	$56,699
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(1,178)	(1,498)	(430)	(2,676)	(1,339)
Amortization of intangible assets related to acquisitions	(2,318)	(2,318)	(1,661)	(4,636)	(3,322)
Adjusted non-compensation expenses	$33,042	$31,115	$29,348	$64,157	$52,038

Income from continuing operations before income tax expense:
Income from continuing operations before income tax expense – U.S. GAAP basis	$30,417	$32,713	$3,333	$63,130	$21,501
Adjustments:
Revenue related to noncontrolling interests (11)	(3,333)	(6,636)	2,240	(9,969)	(570)
Expenses related to noncontrolling interests (11)	1,178	1,498	430	2,676	1,339
Compensation from acquisition-related agreements	1,416	1,289	321	2,705	642
Amortization of intangible assets related to acquisitions	2,318	2,318	1,661	4,636	3,322
Adjusted income from continuing operations before adjusted income tax expense	$31,996	$31,182	$7,985	$63,178	$26,234

Income tax expense:
Income tax expense – U.S. GAAP basis	$10,049	$9,827	$1,644	$19,876	$7,244
Tax effect of adjustments:
Compensation from acquisition-related agreements	551	501	125	1,052	250
Amortization of intangible assets related to acquisitions	902	819	646	1,721	1,292
Adjusted income tax expense	$11,502	$11,147	$2,415	$22,649	$8,786

Net income from continuing operations applicable to Piper Jaffray Companies:
Net income from continuing operations applicable to Piper Jaffray Companies – U.S. GAAP basis	$18,213	$17,748	$4,359	$35,961	$15,026
Adjustments:
Compensation from acquisition-related agreements	865	788	196	1,653	392
Amortization of intangible assets related to acquisitions	1,416	1,499	1,015	2,915	2,030
Adjusted net income from continuing operations	$20,494	$20,035	$5,570	$40,529	$17,448

Continued on next page

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2014	2014	2013	2014	2013
Net income from continuing operations applicable to Piper Jaffray Companies' common shareholders:
Net income from continuing operations applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$16,717	$16,089	$3,970	$32,806	$13,479
Adjustments:
Compensation from acquisition-related agreements	794	714	179	1,508	352
Amortization of intangible assets related to acquisitions	1,300	1,359	924	2,659	1,821
Adjusted net income from continuing operations applicable to Piper Jaffray Companies' common stockholders	$18,811	$18,162	$5,073	$36,973	$15,652

Earnings per diluted common share from continuing operations:
Earnings per diluted common share – U.S. GAAP basis	$1.11	$1.10	$0.25	$2.21	$0.86
Adjustments:
Compensation from acquisition-related agreements	0.05	0.05	0.01	0.10	0.02
Amortization of intangible assets related to acquisitions	0.09	0.09	0.06	0.18	0.12
Adjusted earnings per diluted common share from continuing operations	$1.25	$1.24	$0.32	$2.49	$1.00
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)	A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below) and (b) amortization of intangible assets related to acquisitions.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation from acquisition-related agreements and (c) amortization of intangible assets related to acquisitions.

(6)	A non-GAAP measure which represents adjusted income from continuing operations before adjusted income tax expense as a percentage of adjusted net revenues.

(7)	A non-GAAP measure which excludes the income tax benefit from (a) compensation from acquisition-related agreements and (b) amortization of intangible assets related to acquisitions.

(8)
A non-GAAP measure which represents net income from continuing operations earned by the Company excluding (a) compensation expense from acquisition-related agreements, (b) amortization of intangible assets related to acquisitions and (c) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income from continuing operations before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation from acquisition-related agreements and (c) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) compensation from acquisition-related agreements and (b) amortization of intangible assets related to acquisitions.